Exhibit 23.3

[Letterhead of Snowden Mining Industry Consultants Inc.]

CONSENT OF SNOWDEN MINING INDUSTRY CONSULTANTS INC.

The undersigned, Snowden Mining Industry Consultants Inc., hereby states as follows:

Our firm assisted with technical studies (collectively, the “Technical Studies”), concerning mineralized material contained in the Maverick Springs property (study completed in 2004 and Technical Report issued in 2006) and Mountain View property (study completed in 2002 and Technical Report issued in 2006) for Vista Gold Corp., portions of which are summarized under the captions “Properties – Advanced Exploration Properties – Maverick Springs – Geology” and “Properties – Advanced Exploration Properties – Mountain View – Geology” in this Registration Statement on Form S-1 (this “Registration Statement”), to be filed with the United States Securities and Exchange Commission.

We hereby consent to the incorporation by reference in this Registration Statement of the summary information concerning the Technical Studies. We also consent to the use of the name of our firm in this Registration Statement.

Snowden Mining Industry Consultants Inc.

By:  /s/    Alex Trueman

        Name: Alex Trueman

        Title: Divisional Manager, Resource Evaluation

Date: January 16, 2008